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Exhibit 3.102

ARTICLES OF RESTATEMENT

OF

ARTICLES OF INCORPORATION

OF

AVTEC SYSTEMS, INC.

        Pursuant to the provisions of Section 13.1-711 of the Virginia Stock Corporation Act, as amended (the "VSCA"), the undersigned, on behalf of the corporation set forth below, hereby executes the following Articles of Restatement and states as follows:

I.

        The name of the corporation immediately prior to the restatement is Avtec Systems, Inc. (the "Corporation").

11.

        The restatement contains an amendment to the Articles of Incorporation of the Corporation (the "Articles of Incorporation").

III.

        The Articles of Incorporation are amended and restated in their entirety to read as set forth in Exhibit A attached hereto (the "Amended and Restated Articles of Incorporation").

IV.

        The Amended and Restated Articles of Incorporation were adopted by the Corporation on March 5, 2010.

V.

        The Amended and Restated Articles of Incorporation were adopted by the unanimous written consent of the shareholders of the Corporation pursuant to Section 13.1-657 of the VSCA.

(Signature Page Follows)

        WITNESS WHEREOF, the Corporation has caused these Articles of Restatement to be signed in its name and on its behalf by its below-named officer, this 5th day of March, 2010.

AVTEC SYSTEMS, INC.
By:	/s/ R. Miller Adams
R. Miller Adams Secretary SCC ID No. 0429633-1

EXHIBIT A
AMENDED AND RESTATED ARTICLES OF INCORPORATION

[See Attached]

 AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
AVTEC SYSTEMS, INC.

ARTICLE I

        The name of the Corporation is Avtec Systems, Inc.

ARTICLE II

        The Corporation shall have the authority to issue 25,000 shares of common stock.

ARTICLE III

        The initial registered office shall be located at 4701 Cox Rd., Ste. 301, Glenn Allen, VA, 23060, in the County of Henrico, and the initial registered agent shall be CT Corporation System, a foreign stock corporation authorized to transact business in the Commonwealth of Virginia, whose business address is the same as the address of the initial registered office.

ARTICLE IV

        The Board of Directors may, from time to time, amend these Articles to exercise the powers granted by Section 13.1-639, 13.1-643 and any other provision of the Code of Virginia, as amended.

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  Exhibit 3.102
ARTICLES OF RESTATEMENT OF ARTICLES OF INCORPORATION OF AVTEC SYSTEMS, INC.
I.
11.
III.
IV.
V.
EXHIBIT A AMENDED AND RESTATED ARTICLES OF INCORPORATION
AMENDED AND RESTATED ARTICLES OF INCORPORATION OF AVTEC SYSTEMS, INC.
ARTICLE I
ARTICLE II
ARTICLE III
ARTICLE IV